UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

UPEXI, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-25526	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17129 US Hwy 19 N.

Clearwater, FL 33760

(Address of Principal Executive Offices) (Zip Code)

(701) 353-5425

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2022, Upexi, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Bloomios, Inc., a Nevada corporation (“Bloomios”), and its wholly owned subsidiary Infused Confections LLC, a Wyoming limited liability company (together with Bloomios, the “Buyers”), pursuant to which the Company sold 100% of the membership interests of Infusionz LLC, a Colorado limited liability company (“Infusionz”) to the Buyers (the “Transaction”). The base consideration paid by the Sellers to the Company in the transaction totals Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000), subject to adjustment, and consists of: (i) Five Million Five Hundred Thousand Dollars ($5,500,000) paid at closing; (ii) a convertible secured subordinated promissory note issued by Bloomios to the Company in the original principal amount of Five Million Dollars ($5,000,000); (iii) Eighty-Five Thousand shares of Bloomios Series D Convertible Preferred Stock, with a total stated value of Eight Million Five Hundred Thousand Dollars ($8,500,000); (iv) a senior secured convertible debenture issued by Bloomios to the Company with a subscription amount of Four Million Five Hundred Thousand ($4,500,000) (with an original principal amount, after OID, of Five Million Two Hundred Ninety-Four Thousand One Hundred Seventeen and 60/100 Dollars ($5,294,117.60)); and (v) a common stock purchase warrant to purchase up to Two Million Eight Hundred Fifty-Three Thousand Nine Hundred Ten (2,853,910) shares of Bloomios common stock. The Transaction provides for a two way post-closing working capital adjustment based on target working capital of One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000).

The assertions embodied in the representations and warranties contained in the MIPA were made solely for purposes of the MIPA and are not intended to provide factual, business, or financial information about the Company or the Buyers. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company and the Buyers, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the MIPA that were made to the other party in connection with the negotiation of the MIPA and generally were solely for the benefit of the parties to that agreement. The MIPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, documents that the Company files with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction closed on October 26, 2022. The information provided in Item 1.01 of this Current Report on Form 8-K related to the MIPA is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On October 27, 2022, the Company issued a press release announcing its entry into the MIPA and the closing of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Upexi, Inc., dated October 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Date: October 31, 2022	By:	/s/ Allan Marshall
Allan Marshall
Chief Executive Officer and Chairman

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